Exhibit 32.1

SECTION 1350 CERTIFICATIONS

      Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of FirstMerit Corporation (the “Corporation”), hereby certifies that the Corporation’s Form 10-K for the fiscal year ended December 31, 2004 as amended (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: April 29, 2005	By: /s/ JOHN R. COCHRAN John R. Cochran Chairman and Chief Executive Officer

By: /s/ TERRENCE E. BICHSEL Terrence E. Bichsel Executive Vice President and Chief Financial Officer

      A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or it staff upon request.